Exhibit 10.4

Execution Version

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of January 23, 2017, by and between Leap Therapeutics, Inc., a Delaware company (the “Company”), and HealthCare Ventures IX, L.P., a Delaware limited partnership (the “Subscriber”).

RECITALS

WHEREAS, the Company desires to issue to Subscriber, and Subscriber desires to subscribe for, 1,010,225 shares of the Company’s common stock, par value $0.001 per (the “Purchased Shares”); and

WHEREAS, the Company and the Subscriber desire that this Agreement and the issuance of the Purchased Shares hereunder be effective immediately prior to the consummation of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of August 29, 2016, by and among the Company, Macrocure Ltd., a company formed under the laws of the State of Israel and registered under No. 514083765 with the Israeli Registrar of Companies (“M-CO”), and M-CO Merger Sub Ltd., a company formed under the laws of the State of Israel and registered under No. 515506855 with the Israeli Registrar of Companies and a wholly-owned subsidiary of the Company, as such Agreement and Plan of Merger may be amended and in effect from time to time (the “Merger Agreement”), but, for the avoidance of doubt, following the effectiveness of the Recap and the Leap Pre-Closing Share Conversion (each as defined in the Merger Agreement).

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.             Subscription for and Issuance of Company Common Stock.  Subject to the terms and conditions of this Agreement, Subscriber agrees to purchase and the Company agrees to sell and issue to Subscriber the Purchased Shares, for an aggregate purchase price of Ten Million Dollars ($10,000,000.00) (the “Purchase Price”), effective immediately prior to the consummation of the Merger but following the effectiveness of the Recap and the Leap Pre-Closing Share Conversion.  The price per share to be paid for the Purchased Shares is based on a pre-money valuation of One Hundred Million Dollars ($100,000,000), calculated as set forth in Section 7.03(d) of the Merger Agreement.

2.             Subscriber Representations.  Subscriber represents and warrants to the Company as follows:

(a)           It is acquiring the Purchased Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

(b)           It is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933 (the “Securities Act”).

(c)           It agrees that the Company may place a legend on the certificates delivered hereunder stating that the Purchased Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and, therefore, cannot be offered, sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available and that the offer, sale or transfer of the Purchased Shares is further subject to any restrictions imposed by this Agreement.

(d)           The execution, delivery and performance by it of this Agreement and of each of the other agreements, documents and instruments to be executed and delivered by it pursuant to this Agreement have been duly authorized by all requisite action of it.

(e)           It further understands that the exemptions from registration afforded by Rule 144 and Rule 144A (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(f)            It has such knowledge and experience in business and financial matters and with respect to investments in securities of privately-held companies so as to enable it to understand and evaluate the risks of the Investor’s investment in the Purchased Shares and form an investment decision with respect thereto.  It has been afforded the opportunity during the course of negotiating the transactions contemplated by this Agreement to ask questions of, and to secure such information from, the Corporation and its officers and directors as it deems necessary to evaluate the merits of entering into such transactions.

3.             Rights, Privileges, Preferences and Obligations.  Subscriber hereby expressly agrees and acknowledges that, the Purchased Shares, and all rights, privileges, preferences and obligations, including, without limitation, any restrictions on transfer, with respect to the Purchased Shares shall be subject to the terms and conditions of the Second Amended and Restated Certificate of Incorporation and the Bylaws of the Company, each as may be amended from time to time.

4.             Miscellaneous.

(a)           Further Assurances.  Each party hereto agrees to perform any further acts and execute and deliver any document which may be reasonably necessary to carry out the intent of this Agreement.

(b)           Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(c)           Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Subscriber, the Company, and their respective successors, assigns, heirs, representatives and estates, as the case may be; provided that the rights and obligations of the Subscriber under this Agreement shall not be assignable without the Company’s prior written consent, unless the Subscriber assigns such rights and obligations to an affiliate of the Subscriber, in which case the Company’s prior written consent shall not be required.

(d)           Governing Law.  This Agreement, and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the consummation of any of the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

(e)           Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Subscriber and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Subscription Agreement as of the day and year first above written.

COMPANY:

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name:	Douglas E. Onsi
Title:	Chief Financial Officer

SUBSCRIBER:

HEALTHCARE VENTURES IX, L.P.

By	HealthCare Partners IX, L.P.
its General Partner

	By:	HealthCare Partners IX, LLC
its General Partner

		By:	/s/ Augustine Lawlor
		Name:	Augustine Lawlor
		Title:	Managing Partner

[Signature Page to Subscription Agreement]